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[LOGO] GENEREX BIOTECHNOLOGY

FOR IMMEDIATE RELEASE
MAY 3, 2005

                         GENEREX BIOTECHNOLOGY ANNOUNCES
                       FIRST REGULATORY APPROVAL TO MARKET
                             NON-INJECTIBLE INSULIN

                      ECUADORIAN MINISTRY OF PUBLIC HEALTH
      GIVES COMPANY GO-AHEAD TO SELL ORAL-LYN(TM) FOR TREATMENT OF DIABETES

        APPROVAL PAVES WAY FOR SIMILAR APPROVALS THROUGHOUT SOUTH AMERICA

TORONTO, Canada - May 3, 2005 -- Generex Biotechnology Corporation (NasdaqSC:
GNBT), a leader in the area of buccal drug delivery, announced today that Oral-lyn(TM), its proprietary oral insulin spray formulation, has been approved for commercial marketing and sale by the Ecuadorian Ministry of Public Health for the treatment of both Type-1 and Type-2 diabetes.

Since the medical miracle of the discovery of insulin by Dr. Frederick Banting and Charles Best in 1921, insulin, a life-saving drug for patients with diabetes, has been delivered solely by injection. Almost a decade of research and development at Generex has culminated in the world's first regulatory approval of an alternative method for insulin delivery, in which Oral-lyn(TM) is delivered via the Company's proprietary RapidMist(TM) device into the human mouth where it is absorbed with no lung deposition. Generex believes that Oral-lyn(TM) offers a safe, simple, convenient, fast and effective alternative to prandial insulin injections.

Generex's South American joint venture partner, PharmaBrand S.A., under the stewardship of Dr. Roberto Cid, spearheaded this regulatory effort. PharmaBrand is making preparations for the commercial launch of Oral-lyn(TM) in Ecuador this year. There are approximately 360,700 adult patients with diabetes in Ecuador (International Diabetes Federation, 2003). In addition, the Company is continuing its efforts to secure the participation of a multi-national pharmaceutical co-marketing partner for the balance of South America.

Generex believes that this approval will pave the way for additional jurisdictional approvals around the world. The Company expects to be in a position to commence Phase III clinical trials of Oral-lyn(TM) in Europe and Canada later this year.

"This milestone event represents the culmination of years of hard work," said Anna Gluskin, Generex's President & Chief Executive Officer. "This approval will mark our transition from a development-stage company to one that will generate revenues from commercial sales. This approval will also enhance our ability to procure additional similar jurisdictional approvals around the world. Oral-lyn(TM) stands ready to improve the quality of life for patients with diabetes through improved comfort and compliance which will also delay the onset of the many complications associated with this incurable disease. We would like to dedicate this achievement to the memory of E. Mark Perri, former Chairman of Generex and a founder and early inspiration of the Company."



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Generex acknowledged the continuing support and invaluable contributions of its principal clinicians and their teams: Dr. Jaime Guevara, Professor Paolo Pozzilli, Professor Itamar Raz, Dr. Stuart Ross, Dr. Satish Garg, and Dr. Marko Mihic. The Company also noted the efforts of its laboratory management and technical team, Waseem, Nadeem and Naeem Qazi.

If you would like to be added to Generex's investor email lists please contact Zack Noory with Investor Relations International at znoory@irintl.com.

ABOUT GENEREX

Generex is engaged in the research and development of drug delivery systems and technologies. Generex has developed a proprietary platform technology for the delivery of drugs into the human body through the oral cavity (with no deposit in the lungs). The Company's proprietary liquid formulations allow drugs typically administered by injection to be absorbed into the body by the lining of the inner mouth using the Company's proprietary RapidMist(TM) device. The Company's flagship product, oral insulin (Oral-lyn(TM)), is in late stage clinical trials around the world.

SAFE HARBOR STATEMENT: This release and oral statements made from time to time by Generex representatives concerning the same subject matter may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by introductory words such as "expects," "plans," "intends," "believes," "will," "estimates," "forecasts," "projects" or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. Known risks and uncertainties include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Generex cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials. Because of this, statements regarding the expected timing of clinical trials cannot be regarded as actual predictions of when Generex will obtain regulatory approval for any "phase" of clinical trials. Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act.

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FOR FURTHER INFORMATION:
AT INVESTOR RELATIONS INTL:
Zack Noory
Vice President & Account Group Manager
Ph: 818-382-9718
znoory@irintl.com
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